Chino Commercial Bancorp Announces Plan to Deregister Common Stock in Accordance With the JOBS Act

CHINO, Calif., Jan. 23, 2013 /PRNewswire/ -- Chino Commercial Bancorp (OTCBB: CCBC) the holding company for Chino Commercial Bank, announced today that the Board of Directors has approved the filing of a Form 15 with the Securities and Exchange Commission ("SEC") to voluntarily deregister its common stock under Section 12(g) of the Securities Exchange Act of 1934 ("the Exchange Act") pursuant to the provisions of the Jumpstart Our Business Startups Act (the "JOBS Act"). The Company filed a Form 15 on January 23, 2013 and expects it to become effective 90 days after filing, subject to certain additional SEC filings including that of an additional Form 15 under Section 15(d) of the Exchange Act. The Form 15 filing will allow the Company to suspend its periodic reporting obligations, including annual, quarterly and current reports on Forms 10-K, 10-Q and 8-K.

The JOBS Act legislation was signed into law on April 5, 2012 and permits banks and bank holding companies to deregister with the SEC if they have less than 1,200 shareholders of record. As a result of the increased shareholder threshold, the Company is now eligible to deregister its common stock. The decision to deregister was motivated by the ability of the Company to realize significant annual savings by reducing accounting, legal, professional and administrative costs associated with being an SEC registrant. Management and the Board of Directors concluded the cost of compliance with general SEC reporting requirements does not provide the requisite benefit to the Company or its shareholders.

The Company's President and CEO Dann H. Bowman commented, "We expect to recognize substantial cost savings associated with this decision, in addition to allowing senior management to devote more resources to the core business of the Bank. This is an area where the new legislation is allowing for improved efficiency and better operations."

The Company will continue to publish comprehensive press releases regarding its current financial performance and provide quarterly and annual reports to shareholders that will include much of the same information currently disclosed in the SEC reports. The election is also not expected to impact the trading of the Company's common stock; shares will continue to be traded on the Over the Counter Bulletin Board ("OTCBB") under the ticker symbol "CCBC".

About Chino Commercial Bancorp

Chino Commercial Bancorp is the parent company of Chino Commercial Bank, a national bank, headquartered in Chino, California which opened for business in September 2000 and currently operates from three full service locations in Chino, Ontario and Rancho Cucamonga, California. The Bank opened its Ontario branch in January 2006 and the Rancho Cucamonga branch in April 2010. Chino Commercial Bank is a member of both the Federal Reserve System and the Federal Home Loan Bank, and its deposit accounts are insured under the Federal Deposit Insurance Act up to applicable limits thereof. For more information, visit www.chinocommercialbank.com.

Forward-Looking Statements

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include: changes in interest rates and interest-rate relationships; changes in the national and local economy; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulations; changes in tax laws; changes in prices, levies, and assessments; our ability to successfully integrate acquisitions into our existing operations, and the availability of new acquisitions, joint ventures and alliance opportunities; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and other factors included in the Company's filings with the Securities and Exchange Commission, available free via EDGAR. The Company assumes no responsibility to update forward-looking statements.

CONTACT: Dann H. Bowman, President and CEO or Sandra F. Pender, Senior Vice President and CFO, Chino Commercial Bank, N.A., 14245 Pipeline Avenue, Chino, Ca. 91710, +1-909-393-8880. http://www.ChinoCommercialBank.com